V-ONE CORPORATION

                             SHARES OF COMMON STOCK

                 AMENDMENT NO. 1 TO PLACEMENT AGENT AGREEMENT

      This Amendment No. 1 dated November 9, 1998 to the Placement Agent Agreement dated October 9, 1998, (the "AGREEMENT") by and between V-ONE Corporation, a Delaware corporation (the "COMPANY"), and LaSalle St. Securities, Inc., an Illinois corporation (the "PLACEMENT AGENT").

      The Company and the Placement Agent hereby agree to amend the Agreement as set forth below:

      1. The second paragraph on the page 1 of the Agreement is hereby amended and restated in its entirety as follows:

      The Company proposes to offer and sell solely to "accredited investors" as such term is defined in Regulation D ("REGULATION D") promulgated under the Securities Act of 1933, as amended (the "ACT"), upon the terms and subject to the conditions set forth in the accompanying form of subscription agreement (the "SUBSCRIPTION AGREEMENT") attached as an exhibit to the Offering Memorandum (as defined below), 1,800,000 shares of the Company's common stock, par value $0.001 per share ("COMMON STOCK"), at a price of $2.00 per share (the "OFFERING PRICE"), representing gross sale proceeds of $3,600,000. The Company may sell an additional 922,070 shares of Common Stock (an additional $1,844,140 in gross sale proceeds) on the same terms described above (the "OVER SUBSCRIPTION OPTION"). (The 1,800,000 shares and the 922,070 shares are hereinafter referred to as the "SHARES"). An investor must purchase a minimum of 50,000 Shares ($100,000); however, this requirement may be waived by the Company in its sole discretion. All Shares are offered subject to the right of the Company to reject any subscription for Shares in whole or in part for any reason whatsoever or to sell to any prospective investor less than the number of Shares subscribed for by such prospective investor and subject to certain other conditions. This transaction is referred to herein as the "OFFERING."

      2. The second to the last sentence of Section 4 on page 9 is hereby revised as follows:

      The Offering will expire on the earlier of (a) the sale of 2,722,070 Shares ($5,444,140 in gross sale proceeds) or (b) November 16, 1998, unless the Offering is extended to November 20, 1998, upon agreement of the Company and the Placement Agent, without notice to the prospective investors.

      3. The first sentence of Section 5 (a) on page 10 is hereby revised as follows:

      Upon the Closing, the Company will issue to the Placement Agent or its designees at a per Share exercise price of $2.125 (the "WARRANT PRICE") a warrant ("AGENT WARRANT") entitling the Agent to purchase an aggregate of 50,000 shares of Common Stock.

      IN WITNESS whereof, the parties have signed this Amendment No. 1 to the Placement Agent Agreement as of the day and year first above written.

                                    V-ONE CORPORATION




                                    By:   /s/ Charles B. Griffis
                                          ------------------------------------
                                          Charles B. Griffis,  Chief Financial
Officer



LASALLE ST. SECURITIES, INC.



By:   /s/ Michael Grady
      -----------------------------
      Michael Grady, Vice President